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                                EXHIBIT 3

                            POWER OF ATTORNEY


        Power of Attorney, dated as of February 4, 2000 for Waddell & Reed Financial Services, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for QLT, Inc. on December 8, 2000, Accession Number 0000912057-00-052673 and incorporated herein by reference.

        Power of Attorney, dated as of February 4, 2000 for Waddell & Reed, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for QLT, Inc. on December 8, 2000, Accession Number 0000912057-00-052673 and incorporated herein by reference.

        Power of Attorney, dated as of February 4, 2000 for Waddell & Reed Investment Management Company Financial Services, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for QLT, Inc. on December 8, 2000, Accession Number 0000912057-00-052673 and incorporated herein by reference.